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                                                                     EXHIBIT 8.1

                    [LETTERHEAD OF ANDREWS & KURTH L.L.P.]


                               January 12, 1998

Transcontinental Realty Investors, Inc.
10670 North Central Expressway
Suite 300
Dallas, Texas 75231

Re: Conversion of Continental Mortgage and Equity Trust, a California business trust ("CMET"), into Continental Mortgage and Equity Corporation, a California corporation ("CME Corporation"), followed by the merger of CME Corporation with and into Transcontinental Realty Investors, Inc., a Nevada corporation ("TCI").

Ladies and Gentlemen:

     We have acted as counsel for TCI in connection with a Registration Statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering shares of TCI's common stock, par value $.01 per share (the "Common Stock"), to be offered in connection with the proposed conversion of CMET into CME Corporation (the "Incorporation Procedure") followed by the merger of CME Corporation (the successor in interest to CMET) with and into TCI (the "Merger"). In that capacity, we have examined the respective articles of incorporation and bylaws of TCI and of CME Corporation, the Second Amended and Restated Declaration of Trust and the Restated Trustees' Regulations of CMET, the Registration Statement, the corporate action taken by TCI and CME Corporation, and the actions taken by CMET in connection with the Incorporation Procedure to provide for the incorporation of CMET, the Merger, and the issuance of 4,744,254 shares of the Common Stock pursuant thereto, and such other materials and matters as we have deemed necessary to the issuance of this opinion.

     In all such examinations, we have assumed the genuineness of all signatures, the authority to sign of all signatories, the due execution of all original and certified documents, and the conformity to the original and certified documents of all copies submitted to us as conformed, photostatic or facsimile copies. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers of TCI, CME Corporation and CMET, public officials and others. In addition, we have assumed that the Agreement and Plan of Merger entered into between CMET and TCI in connection with the Merger (the "Merger Agreement") will become effective substantially in the form included in the Registration Statement and that the Incorporation Procedure will be consummated as described in the Registration Statement and pursuant to and in accordance with the Merger Agreement.
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Transcontinental Realty Investors, Inc.
January 12, 1998

Page 2

     Based upon such examination and the qualifications set forth herein and in reliance thereon, we are of the opinion that (i) for United States federal income tax purposes the Incorporation Procedure will constitute a reorganization within the meaning of section 368(a)(1)(F) of the Internal Revenue Code of l986, as amended (the "Code"), (ii) for United States federal income tax purposes the Merger will constitute a reorganization within the meaning of section 368(a)(1)(A) of the Code, and (ii) the information in the Registration Statement under the caption "Proposed Incorporation Procedure and Merger -- Material Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects.

     The opinions herein are based upon our interpretations of current law, including court authority, Treasury Regulations and existing public rulings, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinions are rendered as of the date hereof and we assume no obligation to update or supplement these opinions or any matter related to these opinions to reflect any change of fact, circumstances, or law after the date hereof. In addition, our opinions are based on the assumption that the matter, if litigated, will be properly presented to the applicable court. Furthermore, our opinions are not binding on the Internal Revenue Service or a court. In addition, we must note that our opinions represent merely our best legal judgment on the matters presented and that others may disagree with our conclusions. There can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinions if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue these opinions is incorrect, our opinions might be adversely affected and may not be relied upon.

     This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Proposed Incorporation Procedure and Merger -- Material Federal Income Tax Consequences" in the Registration Statement and Proxy Statement/Prospectus that is a part thereof. By giving such consent, we do not hereby admit that we are an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of l933, as amended. This opinion is delivered as of the date hereof and we disclaim any responsibility to update this opinion at any time following the date hereof.

                                        Very truly yours,

                                        /s/ Andrews & Kurth L.L.P.